UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2013

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-1204	13-4921002
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(Registrant’s Telephone Number, Including Area Code): (212) 997-8500

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct  (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Bonus Awards

On March 6, 2013, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Hess Corporation (the “Company”) approved target cash bonuses for the chief executive officer, the chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) of the Company for 2013.  One-third of the bonus is payable based upon attainment of a specified target level of a corporate performance measure, one-third is based upon the attainment of specified business unit metrics, and one-third is discretionary based on individual performance and other qualitative factors.  Payouts may range from 0% to 150% for each component of the target bonus, based on the percentage of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the Committee’s determination of an appropriate amount.

Long-Term Incentive Awards

On March 6, 2013, the Committee authorized awards under the Company’s Long-Term Incentive Plan, as amended (the “Plan”) to the Company’s named executive officers consisting of one-half performance share units (“PSUs”) and one-half shares of restricted stock.  The PSU awards link a significant portion of the grantees’ potential compensation to the Company’s performance over a specified future performance period. The PSU awards are intended to induce grantees to remain in the Company’s employ and as an incentive for improved performance towards corporate goals during such employment.  Payouts on the PSUs will be determined based on the Company’s total shareholder return (“TSR”) for the three-year performance period ending December 31, 2015 compared to the TSR of 15 peer companies over the same period.  Payouts will range from 0 percent to 200 percent of the target award based on the schedule below:

TSR Ranking	Percentage of PSUs Earned
1st	200%
2nd	200%
3rd	200%
4th	200%
5th	175%
6th	150%
7th	125%
8th	100%
9th	88%
10th	75%
11th	63%
12th	50%
13th	0%
14th	0%
15th	0%
16th	0%

If the Company’s total shareholder return for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

  The restricted stock awards are contingent upon the attainment of a specified minimum cash flow hurdle.  The restricted stock awards are intended to induce grantees to remain in the Company’s employ and as an incentive to maximize long-term value for stockholders.

The named executive officers received the following awards:

Name	Title	Number of Shares of Restricted Stock	Target Number of PSUs
John B. Hess	Chairman and Chief Executive Officer	47,029	47,029
Gregory P. Hill	Executive Vice President and President, Worldwide Exploration & Production	19,365	19,365
F. Borden Walker	Executive Vice President and President, Marketing & Refining	13,832	13,832
Timothy B. Goodell	Senior Vice President and General Counsel	11,066	11,066
John P. Rielly	Senior Vice President and Chief Financial Officer	11,066	11,066

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS CORPORATION

Date: March 8, 2013	By:	/s/ Timothy B. Goodell
Name: Timothy B. Goodell
Title: Senior Vice President and General Counsel